EXHIBIT 10.18
NORTH CAROLINA
                                             FIRST AMENDMENT TO LEASE AGREEMENT
MECKLENBURG COUNTY

         THIS FIRST AMENDMENT TO LEASE AGREEMENT made this    day of June, 2000,
effective as of June 1, 2000, by and between THE SPEIZMAN LLC, a North Carolina limited liability company, ("Lessor") and SPEIZMAN INDUSTRIES, INC., a North Carolina Corporation ("Lessee").

         WHEREAS, Lessor and Lessee have heretofore entered into that certain Lease Agreement dated effective as of December 1, 1999 ("Lease"); and,

         WHEREAS, Lessor and Lessee are desirous of amending the Lease.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree to amend the Lease as follows:

(1)      Paragraph 2 of the Lease is deleted and replaced with the following:

         "2. TERM. The term of this Lease shall end on May 31, 2015; provided, however, that if Lessee remains in possession of the Premises after expiration of the term hereof, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at will at the rental rate then in effect at the end of the term. Provided, further, that if Lessee remains in possession of the Premises after expiration of the terms hereof without Lessor's acquiescence, Lessee shall be a tenant at sufferance and commencing on the date following the date of expiration of the term, the monthly rental payable under paragraph 3 hereof shall be, for each month or fraction thereof during which Lessee remains in possession of the Premises, 200% of the monthly rental otherwise payable under paragraph 3 hereof. Provided, finally, that in any event of holding over after the end of the term of the Lease, there shall be no renewal or extension of the Lease by operation of law or otherwise."

(2)      Paragraph 3 of the Lease is deleted and replaced with the following:

         3. RENT. Lessee shall pay to Lessor as rental for the Premises the sum of Eighty-Seven Thousand Nine Hundred Thirty One and 29/100's Dollars ($87,931.29) per month, payable on or before the fifth (5th) day of each calendar month during the term thereof. To the extent the first or last month of the term of this Lease is less than a full calendar month, rental for such month shall be prorated on a daily basis. Provided, however, that the monthly rental payable hereunder shall be increased (but not decreased) each May 1 by any change in the Consumer Price Index, Urban Wage Earners and Clerical Workers (CPI-W, 1982-84=100) ("Index") by multiplying the then in effective monthly rental by the value of said Index for the month two months prior to the then present May 1 (or nearest available month) and dividing the product by the value of said Index for the month two months prior to the then previous November 1 (or nearest available month). Provided, further, however, that in no event shall any single increase in monthly rental hereunder be greater than 2.5%. In the event that the Index


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ceases to be published, there shall be substituted for the Index the measure published by the U.S Department of Labor which most nearly approximates the Index."

(3)      Paragraph 8 of the Lease is deleted and replaced with the following:

         "8. MAINTENANCE AND REPAIRS. Lessee shall be responsible for maintaining the exterior walls, roof (including roof leak repairs) and other structural components of the building situated on the Premises, along with basic systems for electricity, air conditioning, heat, water and plumbing, in a normal, reasonable and habitable condition and state of repair, consistent in all respects with the condition and state of repair existing at the commencement of this Lease, ordinary wear and tear excepted. Lessee also shall pay normal operating expenses with respect to the Premises, including costs for ordinary maintenance of the electrical, heat, air conditioning, and water and plumbing systems which are necessary for the normal and customary operation thereof. Lessee shall maintain the exterior grounds of the Premises in a neat and orderly condition, and shall furnish all light bulbs for use on or in respect of the Premises."

(4)      Paragraph 10 of the Lease is deleted and replaced with the following:

         "10. TAXES. Lessee shall pay all ad valorem real property taxes and special assessments applicable (and any penalties for late payment associated therewith) to the Premises during the term of this Lease not later than the due date shown on the bill therefor. Lessee shall be solely responsible for paying any taxes or governmental assessments levied upon Lessee's personal or business property. Provided, however, the parties shall prorate taxes on a calendar year basis for the year 2000 only; Lessor shall be responsible for January 1, 2000 to May 31, 2000 and Lessee to be responsible for June 1, 2000 to December 31, 2000. Lessor shall provide Lessee with a copy of the 2000 tax bill upon receipt. Lessee shall pay its share of 2000 taxes to Lessor on or before December 31, 2000. Failure of Lessee to make such payment shall constitute a default hereunder."

(5) Except as modified herein, the Lease remains enforceable according to its tenor as originally set forth.

         IN WITNESS WHEREOF, the parties have executed this agreement pursuant to authority duly given.

                                     LESSOR:

                                      THE SPEIZMAN LLC



                                                                     [SEAL]
                                      -----------------------------
                                      Robert S. Speizman, Manager

                                       2
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                                     LESSEE:

                                                     SPEIZMAN INDUSTRIES, INC.


                                                     /s/ Robert S. Speizman
                                                     ---------------------------
                                                     By: Robert S. Speizman
                                                     Title: President

Attest:


/s/ John  C. Angelella
------------------------
         Secretary

[Corporate Seal]




                                       3
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STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         I, a Notary Public, do hereby certify that Robert S. Speizman personally appeared before me this day and acknowledged that he is the manager of The Speizman LLC, a North Carolina limited liability company, and further acknowledged the due execution of this instrument on behalf of and as the authorized act and deed of such limited liability company.

         Witness my hand and official stamp or seal, this the 16th day of June, 2000.



                                                     /s/ L. Gail Gormly
                                                     ------------------
                                                              Notary Public

My commission expires:

11-11-2000
------------------

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State aforesaid, certify that Robert S. Speizman personally came before me this day and acknowledged that he is the President of Speizman Industries, Inc. and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name, sealed with its corporate seal and attested by its ___________ Secretary.

         Witness my hand and official stamp or seal, this the 16th day of June, 2000.


                                                     /s/ L. Gail Gormly
                                                     ---------------------------
                                                           Notary Public

My commission expires:

11-11-2000
-----------------